   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 2001



                                                      REGISTRATION NO. 333-67544

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            MASTERCARD INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 7389                                13-4172551
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL                 I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)               IDENTIFICATION NUMBER

                              2000 PURCHASE STREET
                            PURCHASE, NEW YORK 10577
                                 (914) 249-2000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                               ROBERT W. SELANDER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     MASTERCARD INTERNATIONAL INCORPORATED
                              2000 PURCHASE STREET
                            PURCHASE, NEW YORK 10577
                                 (914) 249-2000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                  NOAH J. HANFT, ESQ.                                      VINCENT PAGANO, ESQ.
       SENIOR VICE PRESIDENT AND GENERAL COUNSEL                        SIMPSON THACHER & BARTLETT
         MASTERCARD INTERNATIONAL INCORPORATED                             425 LEXINGTON AVENUE
                  2000 PURCHASE STREET                                   NEW YORK, NEW YORK 10017
                PURCHASE, NEW YORK 10577                                      (212) 455-2000
                     (914) 249-2000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective and after all other conditions to the conversion and integration described herein have been satisfied or waived.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     This Amendment No. 1 is being filed solely for the purpose of filing exhibits 10.5 and 10.6 which previously had been designated to be filed by amendment. Accordingly, Part I, Information Required in the Prospectus, has not been repeated in this filing.

                                    PART II:

ITEM 20:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director, officer, employee or an agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises. That indemnity may be against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

     Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to be indemnified for these expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against that liability under the provisions of the law.

     Article XII of the registrant's bylaws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director, officer, employee or agent of the registrant who is or was involved or threatened to be made so involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer, employee or agent of the registrant or was serving at the request of the registrant as a director, officer, employee or agent of any other enterprise. The registrant has also obtained officer's and directors' liability insurance which insures against liabilities that officers and directors of the registrant in these capacities, may incur.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which include intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (certain illegal distributions), or (iv) for any transaction from which the director derives an improper personal benefit. Article Tenth of the registrant's certificate of incorporation includes such a provision.

     The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the Delaware Corporation Law and Article XII of the bylaws and Article Tenth of the certificate of incorporation of the registrant.

ITEM 21:  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


 EXHIBIT
  NUMBER    EXHIBIT DESCRIPTION
 -------    -------------------
   *2.1     Share Exchange and Integration Agreement dated as of
                        , 2001 by and among MasterCard Incorporated,
            MasterCard International Incorporated and Europay
            International S.A.
   *2.2     Form of Share Exchange Agreement to be entered among
            MasterCard Incorporated, MasterCard International
            Incorporated and each shareholder of Europay International
            S.A.
   *2.3     Agreement and Plan of Merger dated as of             , 2001
            by and among MasterCard International Incorporated,
            MasterCard Incorporated and MasterCard Merger Sub, Inc.
    2.4     Share Exchange Agreement dated as of             , 2001 to
            be entered among MasterCard Incorporated, MasterCard
            International Incorporated and each shareholder of
            MasterCard/Europay U.K. Limited
    2.5     Trust Deed dated as of             , 2001 relating to the
            Class B Common Stock of MasterCard Incorporated
   *3.1(a)  Amended and Restated Certificate of Incorporation of
            MasterCard Incorporated.
   *3.1(b)  Amended and Restated Bylaws of MasterCard Incorporated.
   *3.2(a)  Amended and Restated Certificate of Incorporation of
            MasterCard International Incorporated.
   *3.2(b)  Amended and Restated Bylaws of MasterCard International
            Incorporated.
    4       Form of MasterCard International Incorporated Note Purchase
            Agreement, dated as of June 30, 1998, regarding $80,000,000 of 6.67% Subordinated Notes due June 30, 2008.
    5       Opinion of Simpson Thacher & Bartlett as to the legality of the securities being registered.
    8       Opinion of Pillsbury Winthrop LLP regarding certain U.S. tax matters.
   10.1     $1,000,000,000 Credit Agreement, dated as of June 6, 2000, among MasterCard International Incorporated, the several
            lenders, Salomon Smith Barney, as Arranger, and Citibank,
            N.A., as Administrative Agent.
   10.2     $1,200,000,000 Amended and Restated Credit Agreement, dated as of June 5, 2001, among MasterCard International
            Incorporated, the several lenders, Salomon Smith Barney, as
            Arranger, and Citibank, N.A., as Administrative Agent.
   10.3     Lease, dated as of August 31, 1999 between MCI O'Fallon 1999
            Trust and MasterCard International Incorporated, relating to
            $149,380,000 7.36% Series A Senior Secured Notes due
            September 1, 2009 of MCI O'Fallon 1999 Trust and up to
            $5,000,000 Series B Senior Secured Notes due September 1,
            2009 of MCI O'Fallon 1999 Trust.
   10.4     Guarantee, dated as of August 31, 1999, made by MasterCard
            International Incorporated in favor of State Street Bank and
            Trust Company of Missouri, N.A., as Indenture Trustee for
            the Noteholders under the Indenture, dated as of August 31,
            1999 between MCI O'Fallon 1999 Trust and the Indenture
            Trustee.
**+10.5     Agreement, dated as of March 1, 1999, by and among
            MasterCard International Incorporated, Citibank, N.A., et
            al.

 EXHIBIT
  NUMBER    EXHIBIT DESCRIPTION
 -------    -------------------
**+10.6     Agreement, dated as of July 1, 1999, by and between
            MasterCard International Incorporated and The Chase
            Manhattan Bank.
   10.7     Employment Agreement between MasterCard International
            Incorporated and Robert W. Selander.
   10.8     MasterCard International Incorporated Executive Incentive
            Plan.
   10.9     MasterCard International Incorporated Rabbi Trust.
   10.10    MasterCard International Incorporated Supplemental Executive
            Retirement Plan.
   10.11    MasterCard International Incorporated Change-in-Control
            Agreement.
   11       Statement regarding computation of per share earnings.
   12       Statements regarding computation of ratios.
   15       Letter regarding unaudited interim financial information.
   21       List of Subsidiaries of MasterCard Incorporated.
  *23.1     Consent of PricewaterhouseCoopers LLP regarding the
            financial statements of MasterCard International.
  *23.2     Consent of PricewaterhouseCoopers Reviseurs d'Entreprises
            regarding the financial statements of Europay International.
   23.3     Consent of Simpson Thacher & Bartlett (contained in Exhibit
            5).
   23.4     Consent of Pillsbury Winthrop LLP (contained in Exhibit 8).
   24       Power of Attorney (included on signature page on page II-4).



 *Previously filed.



**Filed herewith.



 + The registrant has applied for confidential treatment of portions of this exhibit. Accordingly, portions have been omitted and filed separately with the Securities and Exchange Commission.


ITEM 22:  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred, or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of the form, within one business day of receipt of the request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on September 10, 2001.


                                          MASTERCARD INCORPORATED


                                          By:       /s/ NOAH J. HANFT

                                            ------------------------------------

                                                       NOAH J. HANFT


                                             Senior Vice President and General
                                                           Counsel



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON SEPTEMBER 10, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.


                    SIGNATURES                                             TITLE
                    ----------                                             -----
                         *                           President and Chief Executive Officer (principal
---------------------------------------------------    executive officer)
                Robert W. Selander

                         *                           Executive Vice President and Chief Financial
---------------------------------------------------    Officer (principal financial officer)
                Denise K. Fletcher

                         *                           Senior Vice President and Controller (principal
---------------------------------------------------    accounting officer)
                 Spencer Schwartz

                         *                           Director
---------------------------------------------------
                William F. Aldinger

                         *                           Director
---------------------------------------------------
                   Hiroshi Arai

                         *                           Chairman Emeritus
---------------------------------------------------
                Donald L. Boudreau

                         *                           Director
---------------------------------------------------
                 David A. Coulter

                         *                           Director
---------------------------------------------------
                William R.P. Dalton

                                                     Director
---------------------------------------------------
            Augusto M. Escalante Juanes

                         *                           Vice Chairman of the Board; Director
---------------------------------------------------
            Baldomero Falcones Jaquotot

                    SIGNATURES                                             TITLE
                    ----------                                             -----

                         *                           Director
---------------------------------------------------
                 Jan A.M. Hendrikx

                         *                           Director
---------------------------------------------------
                 Jean-Pierre Ledru

                         *                           Director
---------------------------------------------------
                Norman C. McLuskie

                         *                           Director
---------------------------------------------------
               John Francis Mulcahy

                         *                           Director
---------------------------------------------------
                 Robert W. Pearce

                         *                           Chairman of the Board; Director
---------------------------------------------------
                  Lance L. Weaver

                         *                           Director
---------------------------------------------------
               Robert B. Willumstad

                         *                           Director
---------------------------------------------------
                  Mark H. Wright

                         *                           Director
---------------------------------------------------
                 Ronald N. Zebeck

              *By: /s/ NOAH J. HANFT
   --------------------------------------------
                      Noah J. Hanft
                     Attorney-in-fact

                                 EXHIBIT INDEX


 EXHIBIT
  NUMBER    EXHIBIT DESCRIPTION
 -------    -------------------
   *2.1     Share Exchange and Integration Agreement dated as of
                        , 2001 by and among MasterCard Incorporated,
            MasterCard International Incorporated and Europay
            International S.A.
   *2.2     Form of Share Exchange Agreement to be entered among
            MasterCard Incorporated, MasterCard International
            Incorporated and each shareholder of Europay International
            S.A.
   *2.3     Agreement and Plan of Merger dated as of             , 2001
            by and among MasterCard International Incorporated,
            MasterCard Incorporated and MasterCard Merger Sub, Inc.
    2.4     Share Exchange Agreement dated as of             , 2001 to
            be entered among MasterCard Incorporated, MasterCard
            International Incorporated and each shareholder of
            MasterCard/Europay U.K. Limited
    2.5     Trust Deed dated as of             , 2001 relating to the
            Class B Common Stock of MasterCard Incorporated
   *3.1(a)  Amended and Restated Certificate of Incorporation of
            MasterCard Incorporated.
   *3.1(b)  Amended and Restated Bylaws of MasterCard Incorporated.
   *3.2(a)  Amended and Restated Certificate of Incorporation of
            MasterCard International Incorporated.
   *3.2(b)  Amended and Restated Bylaws of MasterCard International
            Incorporated.
    4       Form of MasterCard International Incorporated Note Purchase
            Agreement, dated as of June 30, 1998, regarding $80,000,000 of 6.67% Subordinated Notes due June 30, 2008.
    5       Opinion of Simpson Thacher & Bartlett as to the legality of the securities being registered.
    8       Opinion of Pillsbury Winthrop LLP regarding certain U.S. tax matters.
   10.1     $1,000,000,000 Credit Agreement, dated as of June 6, 2000, among MasterCard International Incorporated, the several
            lenders, Salomon Smith Barney, as Arranger, and Citibank,
            N.A., as Administrative Agent.
   10.2     $1,200,000,000 Amended and Restated Credit Agreement, dated as of June 5, 2001, among MasterCard International
            Incorporated, the several lenders, Salomon Smith Barney, as
            Arranger, and Citibank, N.A., as Administrative Agent.
   10.3     Lease, dated as of August 31, 1999 between MCI O'Fallon 1999
            Trust and MasterCard International Incorporated, relating to
            $149,380,000 7.36% Series A Senior Secured Notes due
            September 1, 2009 of MCI O'Fallon 1999 Trust and up to
            $5,000,000 Series B Senior Secured Notes due September 1,
            2009 of MCI O'Fallon 1999 Trust.
   10.4     Guarantee, dated as of August 31, 1999, made by MasterCard
            International Incorporated in favor of State Street Bank and
            Trust Company of Missouri, N.A., as Indenture Trustee for
            the Noteholders under the Indenture, dated as of August 31,
            1999 between MCI O'Fallon 1999 Trust and the Indenture
            Trustee.
**+10.5     Agreement, dated as of March 1, 1999, by and among
            MasterCard International Incorporated, Citibank, N.A., et
            al.
**+10.6     Agreement, dated as of July 1, 1999, by and between
            MasterCard International Incorporated and The Chase
            Manhattan Bank.
   10.7     Employment Agreement between MasterCard International
            Incorporated and Robert W. Selander.
   10.8     MasterCard International Incorporated Executive Incentive
            Plan.
   10.9     MasterCard International Incorporated Rabbi Trust.

 EXHIBIT
  NUMBER    EXHIBIT DESCRIPTION
 -------    -------------------
   10.10    MasterCard International Incorporated Supplemental Executive
            Retirement Plan.
   10.11    MasterCard International Incorporated Change-in-Control
            Agreement.
   11       Statement regarding computation of per share earnings.
   12       Statements regarding computation of ratios.
   15       Letter regarding unaudited interim financial information.
   21       List of Subsidiaries of MasterCard Incorporated.
  *23.1     Consent of PricewaterhouseCoopers LLP regarding the
            financial statements of MasterCard International.
  *23.2     Consent of PricewaterhouseCoopers Reviseurs d'Entreprises
            regarding the financial statements of Europay International.
   23.3     Consent of Simpson Thacher & Bartlett (contained in Exhibit
            5).
   23.4     Consent of Pillsbury Winthrop LLP (contained in Exhibit 8).
   24       Power of Attorney (included on signature page on page II-4).



 *Previously filed.



**Filed herewith.



 + The registrant has applied for confidential treatment of portions of this exhibit. Accordingly, portions have been omitted and filed separately with the Securities and Exchange Commission.